UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 9, 2007

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 9, 2007, Central European Media Enterprises Ltd. (“CME”) and its wholly-owned subsidiaries Central European Media Enterprises N.V. (“CME NV”) and CME Media Enterprises B.V. (“CME BV”) entered into a purchase agreement with certain initial purchasers providing for the issuance and sale by CME of Euro 150 million senior floating rate notes due 2014, which are to bear interest at a rate equal to six-month EURIBOR plus 1.625%. The obligations of CME are to be secured by guarantees issued by CME NV and CME BV, pledges of the shares of CME NV and CME BV as well as the assignment of certain contractual rights of CME and CME BV. The proceeds of the offering of the senior notes are to be applied towards general corporate purposes, including the potential purchase of additional ownership interests in our existing operations in Romania and Ukraine to the extent such opportunities arise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: May 15, 2007	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer)